140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180396375-84
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/07/2018 1:15 PM
	Entity Number E0338602017-2

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

Edison Nation, Inc.
Name of **merging** entity

Nevada
Jurisdiction

Domestic Corporation
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

Xspand Products Lab, Inc.
Name of **surviving** entity

Nevada
Jurisdiction

Domestic Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn: CHRISTOPHER FERGUSON

c/o: 909 NEW BRUNSWICK AVENUE
PHILLIPSBURG, NJ 08865

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Edison Nation, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Xspand Products Lab, Inc.
Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article I of the Amended and Restated Articles of Incorporation of Xspand Products Lab, Inc. is hereby amended and restated in its entirety to read as follows:

"The name of the corporation is Edison Nation, Inc."

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ____________ **Time:** ____________

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

Edison Nation, Inc.
Name of **merging** entity

X Christopher B. Ferguson | DIRECTOR | 9/6/2018 9:36:28 AM PDT
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

and,

Xspand Products Lab, Inc.
Name of **surviving** entity

X Christopher B. Ferguson | DIRECTOR | 9/6/2018 9:36:28 AM PDT
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER
REGARDING MERGER OF
EDISON NATION, INC.
(a Nevada corporation)
WITH AND INTO
XSPAND PRODUCTS LAB, INC.
(a Nevada corporation)

THIS AGREEMENT AND PLAN OF MERGER, dated as of September 6, 2018, between Xspand Products Lab, Inc., a Nevada corporation ("**Parent**"), and Edison Nation, Inc., a Nevada corporation and a direct wholly owned subsidiary of Parent ("**Merger Sub**"). Parent and Merger Sub are hereinafter collectively referred to as the "**Constituent Corporations**."

WHEREAS, Parent owns 100% of the outstanding shares of common stock of Merger Sub;

WHEREAS, the boards of directors of Parent and Merger Sub have approved and adopted the form of this Agreement and Plan of Merger (the "**Agreement**"); and

WHEREAS, the boards of directors of Parent and Merger Sub have determined that it is advisable and in the best interests of the respective companies and shareholders to enter into a business combination by means of the merger of Merger Sub with and into Parent (the "**Merger**") pursuant to Section 92A.180 of the Nevada Revised Statutes, and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Merger and Effective Time. Upon the filing of the articles of merger (the "**Articles of Merger**"), entered into concurrently herewith, with the Secretary of State of the State of Nevada, Merger Sub shall be merged with and into Parent (the "**Merger**") and Parent shall be the surviving corporation of the Merger (the "**Surviving Corporation**") effective as soon as possible after the filing of the Articles of Merger (the "**Effective Time**").

2. Effect of Merger. At the Effective Time, the separate existence of the Constituent Corporations shall cease. The effect of the Merger shall be as provided in the Nevada Revised Statutes. Without limiting the generality of the foregoing, all rights, powers, privileges, obligations and duties of Merger Sub shall become the rights, powers, privileges, obligations and duties of the Surviving Corporation.

3. Name of Surviving Corporation. The name of the Surviving Corporation shall be "Edison Nation, Inc."

4. Governing Documents. The Articles of Incorporation of Parent, only amended to the extent provided in the Articles of Merger to change its name, and the Bylaws of Parent, as in effect at the Effective Time, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation until sooner terminated or changed as permitted by the provisions of the Nevada Revised Statutes.

5. Directors and Officers. At the Effective Time, the directors and the officers of the Surviving

Corporation shall be the incumbent directors and officers of Parent, all of whom shall hold their positions as directors and officers until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Articles of Incorporation or Bylaws of the Surviving Corporation.

6. Capital Stock of Parent and Merger Sub. At the Effective Time, by virtue of the Merger and in consideration therefor, and without any action on the part of the Constituent Corporations or any stockholder thereof, (i) each share of Merger Sub's Common Stock shall be cancelled and shall not be converted into, or exchanged with, shares of the Parent in any manner, and (ii) each share of Parent's Common Stock shall remain unchanged in the hands of the holder thereof as an outstanding share of the Surviving Corporation.

7. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect.

9. Termination and Abandonment. Prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by the Board of Directors of Parent.

10. Amendment. Prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of Parent.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of law.

12. Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[*SIGNATURE PAGE FOLLOWS*]

Executed on this 6th day of September, 2018, effective as of the date set forth above.

XSPAND PRODUCTS LAB, INC.

DocuSigned by:
By: Christopher B. Ferguson
2DE840BA22C9487
Name: Christopher B. Ferguson
Title: Chief Executive Officer

EDISON NATION, INC.

DocuSigned by:
By: Christopher B. Ferguson
2DE840BA22C9487...
Name: Christopher B. Ferguson
Title: Chief Executive Officer

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

EDISON NATION, INC.

Nevada Business Identification # NV20171451275

Expiration Date: July 31, 2019

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 7, 2018

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases.
Failure to do so will result in late fees or penalties which by law cannot be waived.